UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 21, 2016

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33886	22-2786081
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

3844 Kennett Pike, Wilmington, Delaware	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Acorn Energy, Inc. was held July 21, 2016. Set forth below are the voting results with respect to each of the proposals presented at the Annual Meeting:

Proposal 1 – The stockholders elected, by a plurality of the votes cast, all five nominees to the Board of Directors to serve until the Annual Meeting of Stockholders in 2017 and until their successors are duly elected and qualified.

Name of Nominee	Total Votes For	Total Votes Withheld	Broker Non-Votes

Christopher E. Clouser	5,926,051	3,383,407	13,071,681
Jan H. Loeb	7,272,781	2,036,677	13,071,681
Mannie L. Jackson	7,707,276	1,602,182	13,071,681
Edgar S. Woolard, Jr.	7,513,277	1,796,181	13,071,681
Samuel M. Zentman	7,603,306	1,706,152	13,071,681

Proposal 2 – The stockholders failed to approve by the requisite majority of the outstanding shares an amendment to the Company’s restated certificate of incorporation to authorize up to 8 million shares of preferred stock.

Total Votes For	Total Votes Against	Total Abstained	Broker Non-Votes
6,629,492	2,671,116	8,848	13,071,683

Proposal 3 – The stockholders approved an amendment to the Company’s restated certificate of incorporation to authorize a reverse split of the Company’s common stock at any time prior to July 21, 2017, at a ratio between one-for-ten and one-for-twenty, if and as determined by the Company’s Board of Directors.

Total Votes For	Total Votes Against	Total Abstained	Broker Non-Votes
17,277,628	5,063,022	40,487	0

Proposal 4 – The stockholders approved any motion to adjourn the Annual Meeting from time to time, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 and/or Proposal 3.

Total Votes For	Total Votes Against	Total Abstained	Broker Non-Votes
19,219,633	3,122,440	39,061	0

Although there were not sufficient votes at the time of the Annual Meeting to approve Proposal 2, there was no motion made to adjourn the Annual Meeting.

Proposal 5 – The stockholders ratified by the affirmative vote of a majority of the votes cast on the proposal, the appointment by the Audit Committee of Friedman LLP as the independent registered public accounting firm for the year ending December 31, 2016.

Total Votes For	Total Votes Against	Total Abstained	Broker Non-Votes
19,907,479	2,435,986	37,673	0

Proposal 6 – The stockholders approved, in a non-binding advisory vote, the compensation of the Company’s named executive officers.

Total Votes For	Total Votes Against	Total Abstained	Broker Non-Votes
7,298,363	1,974,993	36,099	13,071,684

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 25th day of July, 2016.

ACORN ENERGY, INC.

By:	/s/ Michael Barth
Name:	Michael Barth
Title:	Chief Financial Officer

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